UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2020
BellRing Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39093		83-4096323
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

In light of the outbreak of coronavirus COVID-19, BellRing Brands, Inc. (the “Company”) is hereby supplementing the risk factors disclosed in Item 1A. of its Annual Report on Form 10-K for the year ended September 30, 2019, as filed with the Securities and Exchange Commission on November 22, 2019, with the following risk factor:

The outbreak of the coronavirus (COVID-19) has negatively impacted and could continue to negatively impact the global economy. In addition, the COVID-19 outbreak could disrupt or otherwise negatively impact global credit markets and our operations, including the demand for our products and our ability and the ability of our third-party contract manufacturers to manufacture and deliver our products.

The COVID-19 outbreak has negatively impacted and could continue to negatively impact the global economy. In addition, the regional or global impact of the outbreak, including official or unofficial quarantines and governmental restrictions on activities taken in response to such event, could limit our ability and the ability of our third party manufacturers to manufacture and deliver our products, which would have a material adverse impact on our business, financial condition, results of operations and cash flows. The impact of the COVID-19 outbreak could include voluntary or mandatory closures of our facilities, interruptions in our supply chain, which could impact the cost or availability of materials, restrictions on our ability to deliver our products, closures of our customers and labor shortages. The COVID-19 outbreak could result in reduced consumer demand for our products due to reduced consumer traffic in locations where our products are sold. Also, the voluntary or mandatory closure of clubs, FDM, eCommerce and other retailers where our products are sold could result in a decrease in the sale of our products. The COVID-19 outbreak could disrupt or otherwise negatively impact the global credit markets, which could adversely affect the availability and cost of capital. Such impacts could limit our ability to fund our operations and satisfy our debt obligations. The extent and potential short and long term impact of the COVID-19 outbreak on our operational and financial performance will depend on future developments, including the duration, severity and spread of the virus, actions that may be taken by governmental authorities and the impact on our supply chain, operations, workforce and the financial markets, all of which are highly uncertain and cannot be predicted.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2020	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President, General Counsel and Secretary